Exhibit 10.1


                              SEPARATION AGREEMENT

This Separation Agreement (the "Agreement") is made this 3rd day of May, 2006, by and between Essex Corporation, incorporated under the laws of Virginia, ("Corporation"), with a place of business at 6708 Alexander Bell Drive, Columbia, Maryland, 21046, and Stephen E. Tate, ("Mr. Tate" or "Employee").

WHEREAS, Mr. Tate was employed by Essex Corporation beginning on January 10, 2005. Mr. Tate's title was Executive Vice President /Windermere Chief Operations Officer ("COO"), assigned to the Corporation's subsidiary, Windermere Information Technology Systems, LLC located at 2000 Windermere Ct., Annapolis. Md. 21401 ("Windermere").

WHEREAS, on April 28th, 2006, the Corporation and Mr. Tate met and mutually agreed to terminate the employment relationship.

NOW, THEREFORE, in consideration of the mutual promises and covenants made herein, the Corporation and Mr. Tate (collectively referred to as the "Parties") hereby agree as follows:

The Parties agree that on April 28, 2006, the Corporation allowed Mr. Tate to resign as Executive Vice President/Windermere COO and terminated his employment with the Corporation effective on that date (the "Resignation Date"). From that date, he shall have no authority to represent himself as an employee or agent of the Corporation or any of its affiliates.

1.         CONFIDENTIALITY/NON-SOLICITATION/OTHER OBLIGATIONS.

     (a) Mr. Tate expressly acknowledges and agrees that he has returned to the Corporation all Corporation and Windermere documents (and any copies thereof, including those that are third party business related, and proprietary and confidential) and all physical property (including but not limited to: hard drives, floppy discs; blackberry; cell phone; computers; laptops; desks) and other property purchased with Corporate or Windermere funds. Furthermore, for one year beginning on March 1, 2006, he shall also abide by the provisions of the Non-Disclosure and Non-Solicitation provisions found in Attachment A of this Agreement which shall survive the signing of this Agreement.

     (b) Mr. Tate expressly acknowledges and agrees that he will not, without the Corporation's express authorization, access, attempt to access or otherwise interfere with Corporation electronic information systems, including but not limited to Corporation's computer, voicemail, or email systems.

2.       FUTURE COOPERATION.

         Mr. Tate further agrees, except as provided for herein, that he shall cooperate fully with the Corporation in connection with any claim filed against or on behalf of the Corporation relating to his employment or events that occurred during his employment of which he had particular and identifiable knowledge, including any claims or actions against the Corporation's officers, directors and employees. His cooperation in connection with the above described claims shall include, without limitation, being available, upon reasonable notice, to meet with Essex and or Windermere regarding matters in which he has been involved, and
         any  contract  matters  or  audits;   to  prepare  for
          any proceeding (including, without limitation, depositions, consultations, discovery or trial); to provide affidavits; to assist with any inspection, proceeding or other inquiry; and to act as a witness in connection with any litigation or other legal proceeding affecting the Corporation (including Windermere). Notwithstanding the forgoing, Mr. Tate shall not be required to cooperate if the claim 1) is in regards to any dispute between the Tate Family Equity and Bonus Program Joint Venture or the Sellers, as the term "Sellers" is defined by the Purchase Agreement between Windermere and the Corporation, and the Corporation or any of its employees, officers or directors; 2) the cooperation would create an undue financial burden on Mr. Tate, as determined in his sole discretion; or 2) Mr. Tate determines, upon the advice of counsel, that his interests are adverse to those of the Corporation with respect to the particular claim filed against or on behalf of the Corporation. Mr. Tate shall be reimbursed for any reasonable out-of-pocket expenses incurred in connection with providing such cooperation under this Section. Mr. Tate will cooperate with the Corporation in providing information with respect to all reports required to be filed by the Corporation with the Securities and Exchange Commission as they relate to required information with respect to Mr. Tate.

               RELEASE OF CLAIMS. Mr. Tate, on behalf of himself, his heirs, personal representatives and assigns, and any other person or entity that could or might act on his behalf (all of whom are collectively referred to herein as the "Releasers"), hereby agrees and acknowledges that in consideration of the Parties' execution to this Agreement and by accepting the gross payment of $19,461.18 (based upon an hourly rate of $105.77), reduced by any applicable tax withholding, and other good and valuable consideration provided for in this Agreement, he is waiving his right to assert any form of legal claim, except defamation or similar cause of action, against the Corporation, past or present affiliates, assignees, subsidiaries, employees, directors, officers and agents for any alleged action, inaction or circumstance existing or arising from the beginning of his employment through the Resignation Date related to his employment and/or termination of employment with Corporation. The Releasers' waiver and release herein is intended to forever bar and discharge any form of legal claim, charge, complaint or any other form of action (jointly referred to as "Claims"), except defamation or similar cause of action, against Corporation seeking any form of relief including, without limitation, equitable relief (whether declaratory, injunctive or otherwise), the recovery of any damages or any other form of monetary recovery whatsoever (including, without limitation, back pay, front pay, compensatory damages, emotional distress damages, punitive damages, attorneys fees and any other costs) against the Corporation, for any alleged action, inaction or circumstance existing or arising through the Resignation Date related to his employment and/or resignation from the Corporation.

               Except as provided for above, the Releasers also releases any and all claims as defined above against the Corporation, its past or present affiliates or subsidiaries and/or any of their predecessors or successors, and or any pension or benefit plans of them and the past or present officers, directors, trustees, administrators, agents and employees of them for any actions up to and including the Resignation Date. Notwithstanding the foregoing, nothing herein shall release the Corporation or the Releasers or successor or assigns thereof from the obligations for the performance of the provisions of this Agreement, it being the intention of the undersigned to effect a general release of all such claims.

               Without limiting the foregoing, the Releasers specifically waive and release the Corporation from:

               (i)  Claims  under  any  state or  federal  discrimination,  fair employment practices or other employment related statute, regulation or executive order (as they may have been amended through the Resignation Date) prohibiting discrimination or harassment based upon any protected status including, without limitation, race, national origin, age, gender, marital status, disability, veteran status or sexual orientation. Without limitation, specifically included in this paragraph are any Claims arising under the federal Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Civil Rights Acts of 1866 and 1871, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the Americans With Disabilities Act and any similar Maryland or other state statute.

               (ii) Claims under any other state or federal employment related statute, regulation or executive order (as they may have been amended through the Resignation Date) relating to wages, hours or any other terms and conditions of employment. Without limitation, specifically included in this paragraph are any Claims arising under the Fair Labor Standards Act, the Family and Medical Leave Act of 1993, the National Labor Relations Act, the Employee Retirement Income Security Act of 1974, the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) and any similar Maryland or other state statute, including any applicable payment of wages statutes.

               (iii) Claims under any state or federal common law theory including, without limitation, wrongful discharge, breach of express or implied contract.

               Mr. Tate acknowledges that he consulted with an attorney of his choosing before signing this Agreement, and that he waives the twenty-one (21) days period to consider the release set forth in 2(i) above. Mr. Tate further acknowledges that he has the right to revoke the provisions set forth at 2(i) above for a period of seven (7) days after signing this Agreement and that the provision at 2(i) shall not become effective until such seven
               (7)-day period has expired. Mr. Tate acknowledges and agrees that if he wishes to revoke the provision in 2(i), he must do so in writing, and that such revocation must be signed by Mr. Tate and received by the Corporation in care of the Chief Executive Officer no later than 5 p.m. (Eastern Time) on the seventh (7th) day after Mr. Tate has signed this Agreement.

3. SEPARATION BENEFITS.

In consideration for the release of claims set forth below and other obligations under this Agreement, and provided this Agreement is signed by Mr. Tate and not revoked, and further provided that Mr. Tate remains in full compliance with his obligations to the Corporation under this Agreement, the Corporation agrees to provide the following separation to Mr. Tate:

     (a) The Corporation shall pay to Mr. Tate the gross payment of $19,461.18 (based upon an hourly rate of $105.77), reduced by any applicable tax withholding.

     (b) The Corporation shall retain Mr. Tate's security clearance until May 31, 2006.

     (c) Mr. Tate shall be held harmless and indemnified for decisions he made while he was the COO of Windermere, unless his decisions were reckless, grossly negligent or intentionally incorrect or fraudulent.

     (d) Mr. Tate may keep his 401K plan with Windermere, however, the Corporation will not contribute to it;

     (e) Mr. Tate may retain his rights, title or interest in or to any shares of the Corporation's stock options as defined in the Essex Corporation 2004 Stock Incentive Plan that were issued to him.

     (f) Mr. Tate agrees that if he breaches or acts contrary to the representations and obligations set forth in this release, such a violation would be deemed to be a material breach of this Agreement. Immediately upon such breach, Mr. Tate shall repay to the Corporation upon demand, the monies described in Section 3(a) and paid to him pursuant to this Agreement. The Corporation shall be entitled to obtain other appropriate relief in the event of Mr. Tate's breach.

     (g)  Mr. Tate acknowledges and agrees that he has:

          o consulted with an attorney of his choosing before he signed this Agreement; and

          o    the execution of this Agreement is knowing and voluntary.

4. ENTIRE AGREEMENT.

This Agreement and the exhibits hereto represent the entire agreement and understanding between the Corporation and Mr. Tate concerning Mr. Tate's separation from the Corporation, and supersede and replace any and all prior agreements and understandings concerning Mr. Tate's relationship with the Corporation and his compensation from the Corporation.

5. NO ORAL MODIFICATION.

This Agreement may only be amended in writing signed by Mr. Tate and the Corporation.

6. GOVERNING LAW.

This Agreement shall be governed by the laws of the State of Maryland, without regard to its conflicts of law provisions.

7. EFFECTIVE DATE.

This Agreement is effective upon the execution of this Agreement and such date is referred to herein as the "EFFECTIVE DATE." If this Agreement is executed with a waiver of the claims, it becomes effective immediately.

8. ASSIGNMENT.

This Agreement may not be assigned by Mr. Tate or the Corporation without the prior written consent of the other party. Notwithstanding the foregoing, this Agreement may be assigned by the Corporation to a corporation controlling, company controlled by or under common control with the Corporation without the consent of Mr. Tate.

9. VOLUNTARY EXECUTION OF AGREEMENT.

This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that: (a) they have read this Agreement;

(b) they understand the terms and consequences of this Agreement and of the releases it contains.

10.SEVERABILITY.

In case any provision of this Agreement shall be invalid, illegal, or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

IN WITNESS WHEREOF, the Parties have executed this Separation Agreement on the respective dates set forth below.


/S/ STEPHEN E. TATE                                    5/3/06
----------------------------------------------------   ----------------------
By:      Stephen E. Tate                               Date
Title:   Executive Vice President/Windermere COO


/S/ FREDERICK L. FUNK                                  5/3/06
----------------------------------------------------   ----------------------
Witness                                                Date


/S/ LEONARD E. MOODISPAW                               5/3/06
--------------------------------------------           ----------------------
Leonard E. Moodispaw                                   Date
Chairman, President and Chief Executive Officer
ESSEX CORPORATION (the Corporation)


/S/ SARAH E. ROBERTS                                   5/3/06
----------------------------------------------------   ----------------------
Witness                                                Date

                                  ATTACHMENT A

     1. NON-SOLICITATION: Stephen Tate agrees that while he was employed by Essex/Windermere and for a period of one (1) year beginning on March 1, 2006, he shall not, directly or indirectly, without the prior written consent of Essex, which may be withheld at Essex's sole absolute and subjective discretion, solicit any Essex or Windermere employee to terminate his/her employment with Essex or Windermere.

     2. COVENANT AGAINST DISCLOSURE OF CONFIDENTIAL AND PROPRIETARY INFORMATION:
     In addition to all obligations with respect to the observance of U.S. Government security regulations, Mr. Tate understands that it may be desirable and necessary for Essex/Windermere or any of its suppliers, licensors, or customers, to disclose to him information relating to the technology, know-how, products, and business data of Essex/Windermere or its suppliers, licensors or customers, and he therefore agrees as follows:

         CONFIDENTIAL INFORMATION:

          a. "Confidential Information" means any information disclosed by another party, either directly or indirectly, in writing, orally, or by inspection of tangible objects (including without limitation documents, prototypes, samples, plant and equipment), which is designated as "Confidential", "Proprietary", or some similar designation. Information communicated orally shall be considered Confidential Information if identified at the time of disclosure as Confidential Information and confirmed in writing as being Confidential Information within fifteen (15) days after the initial oral disclosure. Confidential Information may also include information disclosed to a receiving party by third parties. Confidential Information shall not, however, include any information which, (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing parties; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party; (iii) is already lawfully in the possession of the receiving party at the time of the disclosure by the disclosing party as shown by the receiving party's files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party's obligations of confidentiality; (v) is independently developed by the receiving party without use of or reference to the disclosing party's Confidential Information, as shown by documents and other competent evidence in the receiving party's possession; or (vi) is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to disclosure and assistance in obtaining an order protecting the information from public disclosure.

b. Mr. Tate agrees to accept and retain such data or information in confidence and agrees, at all times during and after the termination of his employment, not to disclose or reveal such data or information, nor to use, copyright or patent such data or information, without the prior written consent of the president of the division or business unit of Essex/Windermere or his designee. He also agrees to keep the contractual relationships of Essex/Windermere with its suppliers, licensors, licensees, customers, contractors and subcontractors confidential, including the names, addresses, or special requirements of Essex/Windermere's customers.

     3. REMEDIES FOR BREACH: Mr. Tate agrees and understands that Essex/Windermere may suffer irreparable harm in the event that he breach any of his obligations hereunder and that monetary damages may be inadequate to compensate Essex/Windermere for such breach. Therefore, Mr. Tate agrees that, in the event of a contained herein, Essex/Windermere, in addition to and not in limitation of any other rights, remedies or damages available to Essex/Windermere at law or equity, shall be entitled to a permanent injunction in order to prevent or to restrain any such breach.


Executed at       ANNAPOLIS, MARYLAND                , this 3rd day of May 2006
            --------------------------------------------------------------------

Employee:                  /S/ STEPHEN E. TATE
                           -----------------------------------------------------
                           Stephen E. Tate

For Essex/Windermere       /S/ FREDERICK L. FUNK
                           --------------------------------------------
                           (Authorized Human Resources Representative)